UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2010

LCA-VISION INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27610 (Commission File Number)	11-2882328 (IRS Employer Identification No.)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 792-9292

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

LCA-Vision Inc. held its Annual Meeting of Stockholders on May 18, 2010.  The company submitted two matters to the vote of the stockholders.  A summary of the matters voted upon by stockholders is set forth below.

1.  Stockholders elected each of the five nominees for director to serve for a term to expire at the 2011 Annual Meeting of Stockholders based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
William F. Bahl	12,099,979	68,246	3,701,113
John H. Gutfreund	12,047,047	121,178	3,701,113
John C. Hassan	12,051,967	116,258	3,701,113
Edgar F. Heizer III	12,100,576	67,649	3,701,113
E. Anthony Woods	12,082,081	86,144	3,701,113

2.  Stockholders ratified the appointment of Ernst & Young LLP as the company’s independent auditors for the fiscal year ending December 31, 2010 based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,713,189	117,423	38,726	0

Item 7.01  Regulation FD Disclosure.

On May 18, 2010, LCA-Vision Inc. issued a press release to report certain information concerning its Annual Meeting of Stockholders and provide a general business update. The text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Current Report on Form 8-K and the Exhibit attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1        Press release dated May 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

/s/ Michael J. Celebrezze
Michael J. Celebrezze
Senior Vice President of Finance,
Chief Financial Officer and Treasurer

Date:  May 18, 2010